SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 10, 2006

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant

(Solely for the Flow International Corporation Voluntary Pension and Salary Deferral Plan)

This Form 8-K relates solely to the Voluntary Pension and Salary Deferral Plan for Employees of Flow International Corporation (the “Plan”).

(a)	Previous independent accountants

On February 10, 2006, BDO Seidman LLP (“BDO”) resigned as the Plan’s independent public accountant. The reports of BDO on the statements of net assets available for benefits of the Plan for the years ended December 31, 2003 and 2004 and the related statements of changes in net assets available for benefits for the years ended December 31, 2003 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the Plan for the two most recent fiscal years and through November 27, 2006, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through November 27, 2006, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). A copy of a letter from BDO, addressed to the SEC, stating whether or not it agrees with the above statements is filed as Exhibit 16.1 to this Form 8-K.

(b)	New independent accountants

On August 10, 2006, the Advisory Committee of Flow International Corporation Voluntary Pension and Salary Deferral Plan approved the appointment of Peterson Sullivan PLLC to serve as the Plan’s independent public accountants for the year ended December 31, 2005.

ITEM 9.01.	Exhibits

(d) Exhibits

16.1	Letter from BDO Seidman LLP, dated November 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary